SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

CHECK THE APPROPRIATE BOX:

   [ ]  Preliminary information statement

   [x]  Definitive information statement

   [ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2))

                      WINDSWEPT ENVIRONMENTAL GROUP, INC.
                  (Name of Registrant As Specified in Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

   [x]  No Fee Required.


   [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        1)  Title of each class of securities to which transaction applies: N/A
        2)  Aggregate number of securities to which transaction applies: N/A
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth in the amount on which the filing fee is calculated and state how it was determined): N/A
        4)  Proposed maximum aggregate value of transaction: N/A

        5)  Total fee paid: N/A

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)   Amount Previously Paid: N/A
        2)   Form, Schedule or Registration Statement No.: N/A
        3)   Filing Party: N/A
        4)   Date Filed: N/A

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                             100 SWEENEYDALE AVENUE
                            BAY SHORE, NEW YORK 11706

--------------------------------------------------------------------------------

             NOTICE OF STOCKHOLDER ACTION IN LIEU OF SPECIAL MEETING

--------------------------------------------------------------------------------

TO THE STOCKHOLDERS
OF WINDSWEPT ENVIRONMENTAL GROUP, INC.:

     This Information Statement is furnished to the stockholders of Windswept Environmental Group, Inc. (the "Company") in connection with the following corporate action approved by the written consent of a stockholder of the Company which owns sufficient voting securities of the Company to approve such action:

          An amendment to Article FOURTH of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $.0001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

     We are not asking you for a proxy and you are requested not to send us a proxy. Your vote or consent is not requested or required to approve the above amendment. This Information Statement is provided solely for your information. This Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the stockholders of the Company.

                                 By Order of the Board of Directors



                                 /s/ Michael O'Reilly
                                 Michael O'Reilly
                                 President, Chief Executive Officer and Director
August 23, 2000

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                             100 Sweeneydale Avenue
                            Bay Shore, New York 11706

--------------------------------------------------------------------------------

                              INFORMATION STATEMENT

--------------------------------------------------------------------------------

General Information

     This Information Statement is furnished by Windswept Environmental Group, Inc., a Delaware corporation (the "Company"), in connection with the following corporate action approved by a stockholder of the Company which owns sufficient voting securities of the Company to approve such actions:

          An amendment to Article FOURTH of the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $.0001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

     As more fully described in this Information Statement, the foregoing corporate action is being taken in order to, among other things, allow the Company to issue additional shares of its common stock, par value $.0001 per share (the "Common Stock").

     WE ARE NOT  ASKING YOU FOR A PROXY AND YOU ARE
     REQUESTED  NOT TO SEND US A PROXY.

     There are currently 38,456,254 shares of Common Stock issued and outstanding and 11,543,746 shares of Common Stock reserved for issuance upon exercise of options, warrants and similar rights to acquire shares of Common Stock. On October 29, 1999, the Company entered into a Subscription Agreement (the "Subscription Agreement") with Spotless Plastics (USA) Inc., a Delaware corporation ("Spotless"), pursuant to which the Company sold to Windswept Acquisition Corporation ("Acquisition Corp."), a Delaware corporation and a wholly-owned subsidiary of Spotless, 22,284,683 shares (the "Acquisition Corp. Common Shares") of Common Stock, and 9,346 shares of Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred"), of the Company, for an aggregate subscription price of $2,500,000 or $.07904 per share of Common Stock and $79.04 per share of Series B Preferred. Each share of Series B Preferred has the equivalent voting power of 1,000 shares of Common Stock. Each share of Series B Preferred is convertible into 1,000 shares of Common Stock.

     In addition, the Company and Trade-Winds Environmental Restoration, Inc., North Atlantic Laboratories, Inc. and New York Testing Laboratories Inc., each of which is a wholly-owned subsidiary of the Company, as joint and several obligors (collectively, the "Obligors"), borrowed $2,000,000 from Spotless. This borrowing is evidenced by a secured convertible promissory note, dated October 29, 1999 (the "Note"). Outstanding principal under the Note bears interest at a rate equal to the London Interbank Offering Rate ("LIBOR") plus an additional 1% and is payable monthly. The Note matures on October 29, 2004 unless Spotless elects to defer repayment until October 29, 2005. The outstanding principal amount and all accrued and unpaid interest under the Note is convertible, at the option of Spotless, in whole or in part, at any time, into shares of Common Stock at the rate of one share of Common Stock for every $.07904 of principal and accrued interest so converted (or, in the event that certain approvals have not been obtained at the time of conversion, into shares of Series B Preferred at the rate of one share of Series B Preferred for every $79.04 of principal and accrued interest so converted). In connection with the Note, each of the Obligors granted to Spotless a security interest in all of their respective assets pursuant to a Security Agreement dated October 29, 1999.

     In connection with the equity and debt financing provided by Acquisition Corp. and Spotless, the Company granted options to Michael O'Reilly, the Chief Executive Officer and President of the Company, to purchase an aggregate of 5,486,309 shares of Common Stock (the "Stock Options") pursuant to the terms of two Stock Option Agreements dated October 29, 1999 (the "Stock Option Agreements").

     As more fully described in this Information Statement, the foregoing corporate action is being taken in order to, among other reasons, allow the Company to reserve shares of Common Stock for issuance upon conversion of shares of Series B Preferred, conversion of the Note and exercise of the Stock Options. If the number of authorized shares of Common Stock were not increased, there would not be enough shares of Common Stock available for issuance upon conversion of shares of Series B Preferred, conversion of the Note and exercise of the Stock Options, among other things. See "The Transaction". In reviewing the equity and debt financing provided by Acquisition Corp. and Spotless, stockholders should give attention to the matters set forth under the caption "Certain Considerations" commencing on page 11 of this Information Statement.

     The approximate date upon which this Information Statement will first be sent to stockholders is August 29, 2000.

          THE ACTIONS DESCRIBED HEREIN HAVE BEEN APPROVED BY A STOCKHOLDER OF THE COMPANY WHICH OWNS SUFFICIENT VOTING SECURITIES TO APPROVE SUCH ACTIONS. YOUR VOTE OR CONSENT IS NOT REQUESTED OR REQUIRED TO APPROVE SUCH ACTIONS. THIS INFORMATION STATEMENT IS PROVIDED SOLELY FOR YOUR INFORMATION.

                                TABLE OF CONTENTS

                                                                            Page
INFORMATION STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     General Information . . . . . . . . . . . . . . . . . . . . . . . . .     1

AMENDMENT TO THE CERTIFICATE OF INCORPORATION. . . . . . . . . . . . . . .     4
     Proposed Amendment. . . . . . . . . . . . . . . . . . . . . . . . . .     4
     Reason for Adoption . . . . . . . . . . . . . . . . . . . . . . . . .     4
     The Transaction - Potential Advantages and Disadvantages. . . . . . .     5

THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     Factors Considered by the Board of Directors. . . . . . . . . . . . .     9
     Certain Considerations. . . . . . . . . . . . . . . . . . . . . . . .    11
     Change in Control of Company. . . . . . . . . . . . . . . . . . . . .    16
     No Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . .    16
     Regulatory Requirements . . . . . . . . . . . . . . . . . . . . . . .    16

CERTAIN INFORMATION CONCERNING THE COMPANY . . . . . . . . . . . . . . . .    18
     Description of Common Stock . . . . . . . . . . . . . . . . . . . . .    18
     Information Relating to the Company's Voting Securities . . . . . . .    18
     Securities Ownership of Certain Beneficial Owners and Management. . .    18

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . .    22
     Forward Looking Statements. . . . . . . . . . . . . . . . . . . . . .    22
     Incorporation of Certain Documents by Reference . . . . . . . . . . .    23

APPENDIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   A-1
     Appendix A - Donald & Co. Securities Inc. Fairness Opinion
       dated October 26, 1999. . . . . . . . . . . . . . . . . . . . . . .   A-1

--------------------------------------------------------------------------------

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

--------------------------------------------------------------------------------

PROPOSED AMENDMENT

     The Board of Directors of the Company (the "Board of Directors") has unanimously approved the following amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and directed that such amendment be submitted to the Company's stockholders for their approval:

     RESOLVED, that paragraph (a) of Article FOURTH of the Restated Certificate of Incorporation of the Company be amended by deleting such paragraph in its entirety and substituting, in lieu thereof, the following:

     "(a) Common Stock: One Hundred Million (100,000,000) shares of Common Stock, par value $.0001 per share."

     Windswept Acquisition Corporation, a Delaware corporation ("Acquisition Corp."), owns a majority of the issued and outstanding shares of Common Stock and has executed a written consent approving the proposed amendment to Article FOURTH of the Certificate of Incorporation.

          ACCORDINGLY, THE VOTE OR CONSENT OF THE OTHER STOCKHOLDERS OF THE COMPANY IS NOT REQUESTED OR REQUIRED TO APPROVE SUCH AMENDMENT.

REASON FOR ADOPTION

     As of the date of this Information Statement, there are 38,456,254 shares of Common Stock issued and outstanding. The Company's Certificate of Incorporation currently authorizes a maximum of 50,000,000 shares of Common Stock. The purposes of this amendment to increase the authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares are to provide sufficient available shares of Common Stock: (i) to permit the Company to issue shares of Common Stock to Acquisition Corp. and its affiliates upon the conversion of certain securities issued in connection with the Transaction (as defined below); (ii) to permit the Company to issue shares of Common Stock upon the exercise of the Stock Options granted to Michael O'Reilly, the Chief Executive Officer and President of the Company, in connection with the Transaction; and (iii) for issuance in any private or public offerings, any acquisitions or any other issuances of shares of Common Stock by the Company as they may be authorized pursuant to the actions of the Board of Directors. See "The Transaction."

THE TRANSACTION - POTENTIAL ADVANTAGES AND DISADVANTAGES

     The amendment to the Certificate of Incorporation was approved in connection with the Transaction, pursuant to the terms of the Subscription Agreement, as more fully described below under the caption "The Transaction." In connection with its approval of the Transaction, the Board of Directors considered and reviewed various factors, including, without limitation, the financial position of the Company, the fairness opinion (the "Fairness Opinion") delivered by Donald & Co. Securities Inc. ("Donald & Co."), the Company's results of operations, the prospects for alternative transactions, the possible synergistic and expansion opportunities associated with the Transaction, and the ability of the Company to secure alternative equity or debt financing, either through prospective investors or strategic alliances. In reaching its decision to approve the Transaction, the Board of Directors identified the following potential benefits of the Transaction:

          The determination that the Transaction is fair, from a financial point of view, to the Company's stockholders as determined by Donald & Co. and set forth in the Fairness Opinion.

          The determination that the Company would be refinancing its outstanding indebtedness to Business Alliance Capital Corporation ("BACC") at a significantly lower interest cost.

          The determination that, as a result of such refinancing, the Company would remedy outstanding defaults with respect to its borrowings and would not be at risk with respect to any acceleration of its outstanding borrowings and foreclosure on substantially all of the assets of the Company pursuant to security interests granted by the Company to BACC.

          The belief that it is unlikely that the Company would have adequate capital and other resources if it did not complete the Transaction or an alternative transaction, based on the then existing financial condition of the Company and its inability under the Loan and Security Agreement (the "Loan Agreement") with BACC to borrow additional funds.

          The belief that the Company will be able to achieve synergistic benefits through its association with Spotless, including increased financial resources and an ability to attract additional capital in the future.

          The belief that Spotless could offer strategic relationships and enhance the Company's ability to market its emergency response and environmental remediation services to the Northeast market.

     In the course of its deliberations, the Board of Directors also reviewed and considered several possible risks associated with the Transaction, including the following:

          The Board of Directors recognized that as a result of the Transaction, Spotless could determine the outcome of the election of the directors and thereby control the Company.

          Under   Delaware   General   Corporate  Law,  the  Company's
          stockholders were not entitled to appraisal rights in connection with the Transaction.

     For additional information with respect to the foregoing factors, see "The Transaction - Factors Considered by the Board" and "The Transaction - Certain Considerations."

--------------------------------------------------------------------------------

                                 THE TRANSACTION

--------------------------------------------------------------------------------

GENERAL

     On October 29, 1999, the Company entered into the Subscription Agreement with Spotless, pursuant to which the Company sold to Acquisition Corp, the 22,284,683 Acquisition Corp. Common Shares, and 9,346 Series B Preferred shares for an aggregate subscription price of $2,500,000 or $.07904 per share of Common Stock and $79.04 per share of Series B Preferred. Each share of Series B Preferred has the equivalent voting power of 1,000 shares of Common Stock. Each share of Series B Preferred is convertible into 1,000 shares of Common Stock. As of July 15, 2000, the Acquisition Corp. Common Shares represented approximately 58% of the outstanding Common Stock and the Acquisition Corp. Common Shares and Series B Preferred shares collectively represented approximately 66% of the voting power of the outstanding securities of the Company.

     In addition, the Company and the Obligors borrowed $2,000,000 from Spotless. This borrowing is evidenced by the Note, dated October 29, 1999. Outstanding principal under the Note bears interest at a rate equal to LIBOR plus an additional 1% and is payable monthly. The Note matures on October 29, 2004, unless Spotless elects to defer repayment until October 29, 2005. The outstanding principal amount and all accrued and unpaid interest under the Note is convertible, at the option of Spotless, in whole or in part, at any time, into shares of Common Stock at the rate of one share of Common Stock for every $.07904 of principal and accrued interest so converted (or, in the event that certain approvals have not been obtained at the time of conversion, into shares of Series B Preferred at the rate of one share of Series B Preferred for every $79.04 of principal and accrued interest so converted). In connection with the Note, each of the Obligors granted to Spotless a security interest in all of their respective assets pursuant to a Security Agreement dated October 29, 1999.

     As a result of the conversion features of the Series B Preferred and the Note, as of July 15, 2000, if Acquisition Corp. were to convert its Series B Preferred shares into Common Stock and Spotless were to convert all of the outstanding $2 million principal amount and $84,390 accrued and unpaid interest under the Note into Common Stock, Acquisition Corp. and Spotless would collectively own 58,002,013 shares, or approximately 78%, of the then issued and outstanding shares of Common Stock. As a result of the Transaction, Spotless has sufficient voting power to approve or disapprove amendments to the Company's Certificate of Incorporation, to elect a majority of the Board of Directors, to control the direction and policies of the Company, including dividends, acquisitions, mergers and consolidations, and to prevent or cause a change in control of the Company.

     All of the funds required for the Transaction were obtained from Spotless's existing working capital line of credit with Bank One Corporation.

     In connection with the Transaction, the Company increased the size of its Board of Directors, effective as of October 26, 1999, from five (5) to nine (9) directors and accepted, with effect as of October 26, 1999, the resignation of JoAnn O'Reilly as a director of the Company. The Board of Directors appointed each of Peter A. Wilson, Charles L. Kelly, Jr., Ronald B. Evans and Brian S. Blythe as new directors. The Board of Directors also appointed, effective as of the date which is ten (10) days after the filing with the Securities and Exchange Commission (the "SEC") and transmission to the stockholders of the Company of an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14f-1 promulgated thereunder, John J. Bongiorno as a director of the Company. The continuing directors are Michael O'Reilly, Kevin Phillips, Anthony Towell and Samuel Sadove.

     The Company has granted to Mr. O'Reilly an option to purchase 2,674,714 shares of Common Stock at an exercise price of $.07904 per share, the fair market value at the date of grant, which vests and becomes exercisable in equal installments on each of the first, second and third anniversaries of October 29, 1999. The Company has also granted to Mr. O'Reilly an option to purchase 2,811,595 shares of Common Stock at an exercise price of $.07904 per share, the fair market value at the date of grant, which is exercisable on or after October 29, 2006 (the "Conversion Date Option"); provided, that the exercisability of such option will be accelerated if and to the extent that Spotless converts or exchanges the Note. Mr. O'Reilly currently holds 177,333 shares of Common Stock, vested options to purchase 3,350,000 shares of Common Stock and options which have not yet vested to purchase 5,486,309 shares of Common Stock. The vested options to purchase 3,350,000 shares of Common Stock include the option to purchase 2,000,000 shares of Common Stock, exercisable at $.01 per share, granted to Mr. O'Reilly on September 12, 1996 which vested and became exercisable because a change in control of the Company occurred as a result of the Transaction.

     In connection with the execution and delivery of the Subscription Agreement, the Company also entered into an Amended and Restated Employment Agreement (the "Employment Agreement") with Mr. O'Reilly pursuant to which he will be employed by the Company as Chief Executive Officer and President for a term of five years, subject to renewal of successive periods of one year each, at a salary of $260,000 per year plus an annual bonus equal to 2.5% of the Company's Pre-Tax Income (as that term is defined in the Employment Agreement). Pursuant to the Employment Agreement, the Company has also agreed to purchase (unless such purchase would impair the capital of the Company) in a single transaction any or all shares of Common Stock held by Mr. O'Reilly on October 29, 1999 and any shares issuable to him pursuant to options outstanding on October 29, 1999 (to the extent vested) (the "O'Reilly Shares") (i) upon the expiration of the Employment Agreement, (ii) if Mr. O'Reilly is terminated by the Company other than for cause, death or disability or (iii) if Mr. O'Reilly terminates the Employment Agreement by reason of Resignation for Good Reason (as that term is defined in the Employment Agreement). The purchase price applicable to any such purchase shall be at a price mutually agreed upon. If the parties are not able to agree upon a purchase price, then the purchase price will be determined based upon a procedure using the appraised value of the Company at the time such obligation to purchase arises.

     Additionally, pursuant to a letter agreement, dated as of October 29, 1999, between Michael O'Reilly and Spotless (the "Letter Agreement"), Mr. O'Reilly has the right, upon receipt of notice that Spotless and its affiliates have acquired a beneficial ownership of more than seventy-five percent (75%) of the outstanding shares of Common Stock (on a fully diluted basis), to require Spotless to purchase, in a single transaction, the O'Reilly Shares. As a condition precedent to requiring the Company or Spotless, as the case may be, to repurchase the O'Reilly Shares, Mr. O'Reilly must forfeit the Conversion Date Option, except to the extent that the Conversion Date Option is at that time vested and exercisable. The purchase price applicable to any such purchase would be determined in the same manner as provided in the Employment Agreement.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

     In connection with approval of the Transaction, the Board of Directors has considered the relative values of the Company, the financial condition of the Company, the Company's relationship with BACC, the Company's need for additional capital before it can accept additional projects, the potential benefits of the Transaction and the risks of the Transaction to the Company's existing stockholders. The Board of Directors has identified several potential benefits of the Transaction, including the following:

     The Board of Directors determined that the amount paid by Spotless to acquire the shares of Common Stock and Series B Preferred pursuant to the Subscription Agreement and the terms and conditions of the Note are fair, from a financial point of view, to the Company's stockholders. The arms-length negotiation with Spotless resulted in the Company selling to Spotless the shares of Common Stock for $.07904 per share and Series B Preferred for $79.04 per share. The Board of Director's determination that the Transaction is fair, from a financial point of view, to the Company's stockholders was supported by the Fairness Opinion prepared by Donald & Co. obtained by the Company for purposes of valuing the Transaction. The Fairness Opinion concluded that the Transaction is fair, from a financial point of view, to the Company and its stockholders. Based on the foregoing, and after giving consideration to the Company's business and operations prior to the Transaction and the market for the Common Stock, the Board of Directors determined that the Transaction is fair, from a financial point of view, to the stockholders of the Company. The full text of the Fairness Opinion is attached as Appendix A to this Information Statement. On February 17, 2000, Donald & Co. consented to the inclusion of the Fairness Opinion in this Information Statement. STOCKHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

     Prior to the Transaction, the Company was in default under certain provisions of the Loan Agreement with BACC. At that time, the total amount of funds available under the Loan Agreement had been borrowed by the Company. As a result of the default, the aggregate interest and fees the Company was paying to BACC under the Loan Agreement amounted to approximately 29% per annum of the outstanding balance. Additionally, such default entitled BACC to exercise certain rights under the Loan Agreement, including the legal right to foreclose on the Company's assets and to accelerate payment of the outstanding balance of the Loan Agreement, which could have forced the Company out of business (although, as of the date of Transaction, BACC had not exercised such right). Prior to the Transaction, there was no assurance that BACC would continue to forebear the exercise of its rights under the Loan Agreement. In addition, the Company declined certain projects where the high cost of financing would have reduced the profit to minimal amounts or eliminate any such profit.

     In early  1999,  in an  attempt  to  bolster  the  Company's  deteriorating financial position, the Board of Directors directed Michael O'Reilly to investigate alternative sources of financing for the Company. Under the Loan Agreement, the Company was unable to incur any additional indebtedness. The level of the Company's indebtedness had important consequences to the stockholders of the Company. Those consequences included the following: (i) the Company was unable to obtain necessary debt financing for working capital, capital expenditure or other purposes; (ii) cash flow from operations dedicated to payment of principal and interest on its indebtedness was not available for other purposes; (iii) the Company's level of indebtedness limited its flexibility in planning for or reacting to changes in its business; (iv) the Company's high level of indebtedness made it more vulnerable in the event of a downturn in its business or the economy in general; and (v) had the Company been unable to service its debt requirements, BACC could have foreclosed on substantially all of the Company's assets or required the Company to sell its assets in order to meet its debt service requirements, which sales could have been made at prices below the then market value of such assets. Had the Company been unable to generate cash flow from operations or obtain additional financing for debt service requirements, the Company faced substantial liquidity problems.

     Based on the foregoing, the Board of Directors has determined that the Transaction eliminated or substantially reduced the foregoing consequences associated with the Loan Agreement with BACC.

     The Board of Directors believes that the Company will be able to achieve synergistic benefits through its association with Spotless which has prior and current experience in the management and operation of service-oriented businesses. The long-term strategy of the Company is expected to focus on environmental, emergency and disaster response-related activities. The Company expects to benefit from Spotless's experience and expertise with service oriented businesses. In addition, pursuant to the Letter Agreement, Spotless has agreed that it will present to the Company any acquisition opportunities of environmental remediation or disaster remediation businesses, in the United States or its territories, before making such acquisition on its own behalf.

     In addition to the synergistic benefits, the Board of Directors believes that the Company will be able to achieve other benefits through its association with Spotless. Included in such benefits are (a) increased financial resources, and (b) an ability of Spotless to finance additional capital at competitive rates in the future. The Board of Directors believes that the capital contribution, the increase in the Company's capital base, and the relationship with Spotless, will improve the Company's ability to explore potential future acquisitions, and thereby enhance the Company's long- term growth prospects. The Board of Directors believes that it is unlikely that the Company would have had adequate resources or capital to implement its business plan if it did not complete the Transaction, based on the then existing financial condition of the Company.

     The Board of Directors believes that a strategic relationship with Spotless may provide increased recognition in the services industry and other benefits accruing from an association with a company whose businesses are similar in nature to the Company's business. These factors were in the view of the Board of Directors supportive of the fairness to stockholders of the Transaction.

     The Board of Directors also reviewed and considered several possible risks associated with the Transaction, including, among others, the assumption of debt and the change in control that will result from the Transaction. For a description of such possible risks, see "- Certain Considerations" immediately below. Based on the foregoing considerations as well as those discussed elsewhere herein, the Board of Directors determined that the transactions contemplated by the Transaction were fair and in the best interest of the Company and its stockholders.

CERTAIN CONSIDERATIONS

     In addition to the other information contained in this Information Statement, the Company's stockholders should be aware of the following risks related to the Transaction and the Company.

Considerations Relating to Future Operating Results

DUE TO THE NATURE OF THE COMPANY'S BUSINESS AND THE INTENSE REGULATORY CLIMATE IN WHICH IT OPERATES, THE COMPANY'S SERVICES ARE SUBJECT TO EXTENSIVE FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT ARE CONSTANTLY CHANGING. These regulations impose stringent guidelines on companies that handle hazardous materials as well as other companies involved in various aspects of the environmental remediation services industry. Failure to comply with applicable federal, state and local regulations could result in substantial costs to the Company, the imposition of penalties or in claims not covered by insurance, any of which could have a material adverse effect on the Company's business.

     In addition to the burdens imposed on operations by various environmental regulations, federal law imposes strict liability upon present and former owner and operators of facilities that release hazardous substances into the environment and the generators and transporters of such substances, as well as persons arranging for the disposal of such substances. All such persons may be liable for the costs of waste site investigation, waste site clean up, natural resource damages and related penalties and fines. Such costs can be substantial.

ENVIRONMENTAL REMEDIATION OPERATIONS MAY EXPOSE THE COMPANY'S EMPLOYEES AND OTHERS TO DANGEROUS AND POTENTIALLY TOXIC QUANTITIES OF HAZARDOUS PRODUCTS. Such products can cause cancer and other debilitating diseases. Although the Company takes extensive precautions to minimize worker exposure and has not experienced any such claims from workers or others, there can be no assurance that, in the future, it will avoid liability to persons who contract diseases that may be related to such exposure. Such persons potentially include employees, persons occupying or visiting facilities in which contaminants are being, or have been, removed or stored, persons in surrounding areas, and persons engaged in the transportation and disposal of waste material. In addition, the Company is subject to general risks inherent in the construction industry. It may also be exposed to liability from the acts of its subcontractors or other contractors on a work site.

THE FAILURE TO OBTAIN AND MAINTAIN REQUIRED GOVERNMENTAL LICENSES, PERMITS AND APPROVALS COULD HAVE A SUBSTANTIAL ADVERSE AFFECT ON THE COMPANY'S OPERATIONS. The remediation industry is highly regulated. The Company is required to have federal, state and local governmental licenses, permits and approvals for its facilities and services. There can be no assurance as to the successful outcome of any pending application or demonstration testing for any such license, permit or approval. In addition, the Company's existing licenses, permits and approvals are subject to revocation or modification under a variety of circumstances. Failure to obtain timely, or to comply with the conditions of, applicable licenses, permits or approvals could adversely affect the Company's business, financial condition and results of operations. As the Company's business expands and as new procedures and technologies are introduced, it may be required to obtain additional operating licenses, permits or approvals. It may be required to obtain additional operating licenses, permits or approvals if new environmental legislation or regulations are enacted or promulgated or existing legislation or regulations are amended, reinterpreted or enforced differently than in the past. Any new requirements that raise compliance standards may require the Company to modify its procedures and technologies to conform to more stringent regulatory requirements. There can be no assurance that the Company will be able to continue to comply with all of the environmental and other regulatory requirements applicable to its business.

THE COMPANY IS DEPENDENT ON THE SUCCESSFUL DEVELOPMENTAL AND COMMERCIAL ACCEPTANCE OF ITS PROCEDURES AND TECHNOLOGIES. The Company is constantly developing, refining and implementing its procedures and technologies for environmental remediation. Its operations and future growth are dependent, in part, upon the acceptance and implementation of these procedures and technologies. There can be no assurance that successful development of future procedures and technologies will occur or, even if successfully developed, that the Company will be able to successfully commercialize such procedures and technologies. The successful commercialization of the Company's procedures and technologies may depend in part on ongoing comparisons with other competing procedures and technologies and more traditional treatment, storage and disposal alternatives, as well as the continuing high cost and limited availability of commercial disposal options. There can be no assurance that the Company's procedures and technologies will prove to be commercially viable or cost-effective or, if commercially viable and cost-effective, that the Company will be successful in timely securing the requisite regulatory licenses, permits and approvals for any such technologies or that such technologies will be selected for use in future projects. The Company's inability to develop, commercialize or secure the requisite licenses, permits and approvals for its procedures and technologies on a timely basis could have a material adverse effect on its business, financial condition and results of operations.

A SUBSTANTIAL PORTION OF THE COMPANY'S REVENUES IS GENERATED AS A RESULT OF REQUIREMENTS ARISING UNDER FEDERAL AND STATE LAWS, REGULATIONS AND PROGRAMS RELATED TO PROTECTION OF THE ENVIRONMENT. Environmental laws and regulations are, and will continue to be, a principal factor affecting demand for the Company's services. The level of enforcement activities by federal, state and local environmental protection agencies and changes in such laws and regulations also affect the demand for such services. If the requirements of compliance with environmental laws and regulations were to be modified in the future, the demand for the Company's services, and its business, financial condition and results of operations, could be materially adversely affected.

THE COMPANY IS SUBJECT TO QUARTERLY FLUCTUATIONS IN OPERATING RESULTS. The Company's revenue is dependent on its contracts and the timing and performance requirements of each contract. Its revenue is also affected by the timing of its clients' planned remediation activities and need for its services. Due to this variation in demand, the Company's quarterly results fluctuate. Accordingly, specific quarterly or interim results should not be considered indicative of results to be expected for any future quarter or for the full year. It is possible that in future quarters, the operating results will not meet the expectations of securities analysts and investors. In such event, the price of the Company's common stock could be materially adversely affected.

THE COMPANY'S OPERATIONS ARE AFFECTED BY WEATHER CONDITIONS. While the Company provides its services on a year-round basis, the services it performs outdoors or outside of a sealed environment may be adversely affected by inclement weather conditions. Extended periods of rain, cold weather or other inclement weather conditions may result in delays in commencing or completing projects, in whole or in part. Any such delays may adversely affect the Company's operations and financial results and may adversely affect the performance of other projects due to scheduling and staffing conflicts.

THE COMPANY MUST CORRECTLY MANAGE ITS GROWTH. The Company is currently pursuing a business plan intended to further expand its business. Any future growth may place significant demands on the Company's operational, managerial and financial resources. There can be no assurance that its current management and systems will be adequate to address any future expansion of its business. In such event, any inability to manage the Company's growth effectively could have a material adverse effect on its business, financial condition and results of operations.

THE COMPANY'S ABILITY TO PERFORM UNDER ITS CONTRACTS AND TO SUCCESSFULLY BID FOR FUTURE CONTRACTS IS DEPENDENT UPON THE CONSISTENT PERFORMANCE OF EQUIPMENT AND FACILITIES IN CONFORMITY WITH SAFETY AND OTHER REQUIREMENTS OF THE LICENSES AND PERMITS UNDER WHICH IT OPERATES. The Company's equipment and facilities are subject to frequent routine inspections by the regulatory authorities issuing such licenses and permits. In the event any of the key equipment and facilities were to be shut down for any appreciable period of time, either due to equipment breakdown or as the result of regulatory action in response to an alleged safety or other violation of the terms of the licenses under which the Company operates, its business, financial condition and results of operations could be materially adversely affected.

The Company is increasingly pursuing large, multi-year contracts as a method of achieving more predictable revenue, more consistent utilization of equipment and personnel, and greater leverage of sales and marketing costs. These larger projects impose significant risks if actual costs are higher than those estimated at the time of bid. A loss on one or more of such larger contracts could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the failure to obtain, or a delay in obtaining, targeted large, multi-year contracts could result in significantly less revenue for the Company than anticipated.

THE  ENVIRONMENTAL  REMEDIATION  INDUSTRY IS HIGHLY  COMPETITIVE AND THE COMPANY
FACES SUBSTANTIAL COMPETITION FROM OTHER COMPANIES. Many of the Company's competitors have greater financial, managerial, technical and marketing resources than the Company has. To the extent that competitors possess or develop superior or more cost effective environmental remediation solutions or field service capabilities, or otherwise possess or acquire competitive advantages compared to the Company, its ability to compete effectively could be materially adversely affected.

THE COMPANY'S FUTURE SUCCESS DEPENDS ON ITS CONTINUING ABILITY TO ATTRACT, RETAIN AND MOTIVATE HIGHLY QUALIFIED MANAGERIAL, TECHNICAL AND MARKETING PERSONNEL. The Company is highly dependent upon the continuing contributions of key managerial, technical and marketing personnel. Employees may voluntarily terminate their employment with the Company at any time, and competition for qualified technical personnel, in particular, is intense. The loss of the services of any of its key managerial, technical or marketing personnel, especially Michael O'Reilly, its chief executive officer, could materially adversely affect the Company's business, financial condition and results of operations.

THE COMPANY SOMETIMES HAS A CONCENTRATION OF CREDIT RISK. The Company contracts with a limited number of customers that are involved in a wide range of industries. A small number of customers may therefore be responsible for a majority of revenues at any time. While management assesses the credit risk associated with each proposed customer prior to the execution of a definitive contract, no assurances can be given that such assessments will be correct and that the Company will not incur substantial, noncollectible accounts receivable.

THE LOSS OF ANY MAJOR CUSTOMER COULD HAVE A MATERIALLY ADVERSE IMPACT ON THE COMPANY. The Company is dependent upon its relationships and contracts with two customers that accounted for approximately 30% of its revenues in fiscal 2000. While the Company intends to increase the amount of work performed for entities other than these two customers, it expects to continue to be significantly dependent on these customers for the foreseeable future.

IN ORDER TO SUCCESSFULLY BID ON AND SECURE CONTRACTS TO PERFORM ENVIRONMENTAL REMEDIATION SERVICES OF THE NATURE OFFERED BY THE COMPANY TO ITS CUSTOMERS, IT OFTEN MUST PROVIDE SURETY BONDS WITH RESPECT TO EACH PROSPECTIVE AND, UPON SUCCESSFUL BID, ACTUAL PROJECTS. The number and size of contracts that the Company can perform is directly dependent upon its ability to obtain bonding. This ability to obtain bonding, in turn, is dependent, in material part, upon the Company's net worth and working capital. There can be no assurance that the Company will have adequate bonding capacity to bid on all of the projects which it would otherwise bid upon were it to have such bonding capacity or that it will in fact be successful in obtaining additional contracts on which it may bid.

COST OVERRUNS ON PROJECTS CALLING FOR FIXED PRICE PAYMENTS COULD HAVE MATERIALLY ADVERSE EFFECTS ON THE COMPANY. Cost overruns on projects covered by such contracts, due to such things as unanticipated price increases, unanticipated problems, inefficient project management, inaccurate estimation of labor or material costs or disputes over the terms and specifications of contract performance, could have a material adverse effect on the Company and its operations. There can be no assurance that cost overruns will not occur in the future and have a material adverse effect on the Company. In addition, in order to remain competitive in the future, the Company may have to agree to enter into more fixed price and per unit contracts than in the past.

THE COMPANY CANNOT GIVE ANY ASSURANCE THAT IT WILL BE ABLE TO SECURE ADDITIONAL FINANCING TO MEET ITS FUTURE CAPITAL NEEDS. The Company's long term capital requirements will depend on many factors, including, but not limited to, cash flow from operations, the level of capital expenditures, working capital requirements and the growth of its business. Historically, the Company has relied
upon   commercial  borrowings,  debt  and  equity   securities   offerings   and
borrowings from shareholders and affiliates of shareholders to fund its operations and capital needs. The Company may need to incur additional indebtedness to fund the capital needs related to its growth. To the extent additional debt financing cannot be raised on acceptable terms, the Company may need to raise additional funds through public or private equity financings. No assurance can be given that additional debt or equity financing will be available or that, if either or such financing is available, the terms of such financing will be favorable to the Company or to its stockholders without substantial dilution of their ownership and rights. If adequate funds are not available, the Company may be required to curtail its future operations significantly or to forego market expansion opportunities.

Considerations Relating to the Company's Securities

THE COMPANY IS CONTROLLED BY ONE MAJOR STOCKHOLDER. Currently, one major stockholder owns an aggregate of approximately 58% of the Company's Common Stock and holds approximately 77% of its voting power. If this major stockholder converted all of its convertible preferred stock and its convertible note, it would own approximately 78% of the then outstanding Common Stock. Accordingly, such major stockholder is able to control the Board of Directors and thereby determine the corporate policy and the direction of the Company's operations.

THE COMPANY DOES NOT ANTICIPATE PAYING ANY CASH DIVIDENDS FOR THE FORESEEABLE FUTURE. The Company expects that future earnings, if any, will be used to finance growth. The payment of any future cash dividends by the Company will be dependent upon the earnings of the Company, its financial requirements and other relevant factors. Further, prior to paying any dividends on the Common Stock, the Company is required to pay quarterly dividends on the Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred"). The Company is currently in arrears on such divided payments. Upon conversion of the Series A Preferred into Common Stock, dividends on the Series A Preferred shall no longer accrue and all accrued and unpaid dividends, and any accrued and unpaid interest thereon, as of the date of such conversion, shall be paid in cash.

FUTURE SALES OF SUBSTANTIAL AMOUNTS OF THE COMPANY'S COMMON STOCK IN THE PUBLIC MARKET COULD HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF ITS COMMON STOCK. As of July 15, 2000, the Company had 38,456,254 shares of Common Stock outstanding. The existence of a large number of shares eligible for sale could have an adverse effect on the market price of the Company's Common Stock and its ability to raise additional equity capital on terms beneficial to it.

THE COMPANY HAS EXPERIENCED SIGNIFICANT OPERATING LOSSES AND MAY CONTINUE TO INCUR LOSSES IN THE FUTURE. These loses could adversely affect the market value of the Common Stock. The Company had net operating losses of approximately $2.26 million in fiscal 2000 and $1.31 million in fiscal 1999. As of April 30, 2000, the Company had an accumulated deficit of $34,553,869. Even though the Company has taken steps in an effort to reduce costs and expenses and to increase revenues, it may not become profitable at any time in the foreseeable future.

THE MARKET PRICE OF THE COMMON STOCK HAS FLUCTUATED CONSIDERABLY AND WILL PROBABLY CONTINUE TO DO SO. The stock markets have experienced extreme price and volume fluctuations, and the market price for the Common Stock has been historically volatile. The market prices of the Common Stock could be subject to wide fluctuations in the future as well in response to a variety of events or factors, some of which may be beyond its control. These could include, without limitation:

-    future  announcements  of new competing  technologies  and procedures;
- changing policies and regulations of the federal state, and local governments;
-    the status of patent  protection and other  intellectual property  rights;
-    quarterly  fluctuations in the Company's  financial results;
-    liquidity of the market for the Company's securities;
-    public perception of the Company and its entry into new markets; and
-    general conditions in the Company's industry and the economy.

THE COMPANY'S CHARTER CONTAINS AUTHORIZED, UNISSUED PREFERRED STOCK THAT MAY INHIBIT A CHANGE OF CONTROL OF THE COMPANY UNDER CIRCUMSTANCES THAT COULD OTHERWISE GIVE ITS STOCKHOLDERS THE OPPORTUNITY TO REALIZE A PREMIUM OVER PREVAILING MARKET PRICES OF THE COMPANY'S SECURITIES. The Company's Certificate of Incorporation and By-laws contain provisions that could make it more difficult for a third party to acquire the Company under circumstances that could give stockholders an opportunity to realize a premium over then-prevailing market prices of its securities. The Company's Certificate of Incorporation authorizes the Company's Board of Directors to issue preferred stock without stockholder approval and upon terms as the Board may determine. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of future holders of preferred stock. Section 203 of the Delaware General Corporation Law makes it more difficult for an "interested stockholder" (generally, a 15% stockholder) to effect various business combinations with a corporation for a three-year period after the stockholder becomes an "interested stockholder." In general, these provisions may discourage a third party from attempting to acquire the Company and, therefore, may inhibit a change of control of the Company.

CHANGE IN CONTROL OF COMPANY

     A change in control of the Company occurred upon the closing of the Transaction. See "The Transaction General." As discussed above, Acquisition Corp. and Spotless are in a position to determine the outcome of the election of directors and thereby control the Company.

NO APPRAISAL RIGHTS

     Under the applicable provisions of the Delaware General Corporation Law, the Company's stockholders are not entitled to any dissenters' appraisal rights in connection with the Transaction or any other transaction described in this Information Statement.

REGULATORY REQUIREMENTS

     The Company is not aware of any federal or state regulatory requirements that must be complied with or regulatory approval that must be obtained in connection with the Transaction, other than the filing of: (i) a Certificate of Amendment to the Company's Certificate of Incorporation pursuant to the applicable provisions of the Delaware General Corporation Law; (ii) this Information Statement on Schedule 14C with the SEC; and (iii) an Information Statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder as a result of a change in majority of directors of the Board of Directors.

--------------------------------------------------------------------------------

           CERTAIN INFORMATION CONCERNING THE COMPANY

--------------------------------------------------------------------------------

DESCRIPTION OF COMMON STOCK

     Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the Company's stockholders. No cumulative voting of the Common Stock is permitted. Holders of the Common Stock do not have any conversion, preemptive or preferential rights with respect to the Common Stock. The holders of the Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. There are no redemptive or sinking fund provisions applicable to the Common Stock. The Common Stock is eligible for trading on the OTC Electronic Bulletin Board of the NASD under the symbol WEGI.

INFORMATION RELATING TO THE COMPANY'S VOTING SECURITIES

     The outstanding voting securities of the Company include the Common Stock, the Series A Preferred and the Series B Preferred. As of July 15, 2000, there were 38,456,254 shares of Common Stock, 1,300,000 shares of Series A Preferred and 9,346 shares of Series B Preferred issued and outstanding. Shares of Series A Preferred are convertible, on a share-for-share basis, into shares of Common Stock, and each share of Series B Preferred is convertible into 1,000 shares of Common Stock. Holders of the Common Stock are entitled to one vote on all matters presented to stockholders for each share registered in their respective names, and holders of the Series A Preferred and the Series B Preferred are entitled to one vote on all matters presented to stockholders for each share of Common Stock issuable upon conversion of each share of Series A Preferred and Series B Preferred, respectively, registered in their respective names. Cumulative voting is not permitted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 15, 2000, certain information concerning the beneficial ownership of each class of the Company's voting stock by (i) each beneficial owner of 5% or more of the Company's voting stock, based on reports filed with the SEC and certain other information; (ii) each of the Company's executive officers, directors and director nominees and (iii) all executive officers, directors and director nominees of the Company as a group:


                                                      Number of Shares Beneficially Owned and Percent of Class (1)
                                        ---------------------------------------------------------------------------------------
                                                       Percent
                                                          of                Percent              Percent                 % of
Name and Address of                     Common          Common   Series A      of     Series B     of         Voting     Voting
  Beneficial Owner                       Stock           Stock   Preferred  Series A  Preferred  Series B     Power      Power
--------------------                    -------         ------   ---------  --------  ---------  --------     -----      -----
Spotless Group Limited (2) . . . . .    58,002,722 (3)   78.2%       -         -        9,346      100%    58,002,722    76.9%
Michael O'Reilly (4) . . . . . . . .     3,527,333 (5)    8.4%       -         -          -         -       3,527,333     6.7%
Samuel Sadove (4). . . . . . . . . .       461,000 (6)    1.2%       -         -          -         -         461,000      *
Anthony Towell (4) . . . . . . . . .     1,726,712 (7)    4.3%       -         -          -         -       1,726,712     3.4%
Brian S. Blythe (8). . . . . . . . .         -     (9)     -         -         -          -         -           -          -
John J. Bongiorno (8). . . . . . . .         -     (10)    -         -         -          -         -           -          -
Ronald B. Evans (8). . . . . . . . .         -     (11)    -         -         -          -         -           -          -
Charles L. Kelly, Jr. (8). . . . . .         -     (12)    -         -         -          -         -           -          -
Peter A. Wilson (8). . . . . . . . .         -     (13)    -         -         -          -         -           -          -
Dr. Kevin Phillips (14). . . . . . .     1,300,839 (15)   3.3%    650,000     50%         -         -       1,300,839     2.6%
All directors, director
nominees and executive
officers as a group
( 9 individuals) . . . . . . . . . .     7,015,884 (16)  15.6%    650,000     50%         -         -       7,015,884    12.8%

   *   Less than 1%

  (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after July 15, 2000 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

  (2) The address of Spotless Group Limited ("Spotless Group") is c/o Spotless Plastics (USA) Inc., 150 Motor Parkway, Suite 413, Hauppauge, New York 11788. Spotless Group directly owns 100% of the voting stock of Spotless Plastics Pty. Ltd., a company organized under the laws of Victoria, Australia, which in turn directly owns 100% of the voting stock of Spotless. Spotless directly owns 100% of the voting stock of Acquisition Corp.

  (3) Includes 22,284,683 shares of Common Stock sold to Acquisition Corp. pursuant to the Subscription Agreement, 9,346,000 shares of Common Stock issuable upon conversion of the 9,346 shares of Series B Preferred held by Acquisition Corp., 25,304,352 shares of Common Stock issuable upon conversion of the outstanding principal of the Note and 1,067,687 shares of Common Stock issuable upon conversion of the accrued and unpaid interest related to the Note. Spotless Group, Spotless and Acquisition Corp. may be deemed to share the voting and investment power over all of these shares. The Company does not currently have a sufficient number of authorized, unissued and unreserved shares of Common Stock to issue upon conversion of the Series B Preferred or the Note. The Board of Directors and Acquisition Corp., the majority stockholder of the Company, have approved an

                                       19


       amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. The amendment will become effective upon its filing with the Office of the Secretary of State of Delaware, and such filing will be made not less than 20 days after the Company sends this Information Statement to its stockholders in compliance with the proxy rules of the Exchange Act.

  (4) The address for this person is c/o Windswept Environmental Group, Inc., 100 Sweeneydale Ave., Bay Shore, New York 11706.

  (5) Includes 177,333 shares of Common Stock directly held by Mr. O'Reilly and options under which he may purchase 3,350,000 shares of Common Stock which are exercisable within 60 days. Does not include 11,000 shares of Common Stock directly held by JoAnn O'Reilly, the wife of Mr. O'Reilly, options under which she may purchase 300,000 shares of Common Stock which are exercisable within 60 days, as to each of which Mr. O'Reilly disclaims beneficial ownership, and the shares of Common Stock issuable upon conversion of the Closing Date Option and the Conversion Date Option. The Closing Date Option and the Conversion Date Option have not yet vested and are not exercisable within 60 days. In addition, should such options vest and become exercisable, as discussed in footnote 3 above, the Company does not have sufficient number of authorized, unissued and unreserved shares of Common Stock to issue upon conversion of such options.

  (6) Includes 11,000 shares of Common Stock directly by held by Mr. Sadove and options under which he may purchase 450,000 shares of Common Stock which are exercisable within 60 days.

  (7) Includes 24,533 shares of Common Stock directly held by Mr. Towell, 9,066 shares of Common Stock held jointly by Mr. Towell and his wife, Jacqueline Towell, options under which he may purchase 650,000 shares of Common Stock which are exercisable within 60 days, 666,667 shares of Common Stock issuable upon conversion of the outstanding principal of a $100,000 demand convertible note directly held by Mr. Towell which is convertible within 60 days and 376,447 shares of Common Stock issuable upon conversion of accrued and unpaid interest on the convertible note.

  (8) The address for this person is c/o Spotless Enterprises Inc., 150 Motor Parkway, Suite 413, Hauppauge, New York 11788.

  (9) Excludes shares beneficially held by Spotless Group. Mr. Blythe is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Blythe disclaims beneficial ownership of these shares.

  (10) Excludes shares beneficially held by Spotless Group. Mr. Bonjiorno is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Bonjiorno disclaims beneficial ownership of these shares. Mr. Bonjiorno will be appointed to the Board of Directors of the Company, effective as of the date which is ten (10) days after the filing with the SEC and transmission to the

                                       20

       stockholders  of  the  Company  of   the Information  Statement  pursuant
       to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. See "The Transaction-General."

  (11) Excludes shares beneficially held by Spotless Group. Mr. Evans is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Evans disclaims beneficial ownership of these shares.

  (12) Excludes shares held of record by Acquisition Corp. and beneficially held by Spotless. Mr. Kelly is an executive officer of Acquisition Corp. and Spotless and may be deemed to share voting or investment power with respect to these shares. Mr. Kelly disclaims beneficial ownership of these shares.

  (13) Excludes shares beneficially held by Spotless Group. Mr. Wilson is a director and executive officer of Spotless Group and may be deemed to share voting or investment power with respect to these shares. Mr. Wilson disclaims beneficial ownership of these shares.

  (14) The address for Dr. Phillips is c/o FPM Group Ltd., 909 Marconi Avenue, Ronkonkoma, New York 11779.

  (15) Includes 245,839 shares of Common Stock directly held by Dr. Phillips, options under which he may purchase 405,000 shares of Common Stock that are exercisable within 60 days and 650,000 shares of Common Stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by Dr. Phillips.

  (16) Includes  options  under  which   members  of  the  group may purchase an
       aggregate of 4,855,000 shares of Common Stock which are exercisable within 60 days, 666,667 shares of Common Stock issuable upon conversion of a demand convertible note held by a member of the group, 376,447 shares of Common Stock issuable upon conversion of accrued interest related to the convertible note and 650,000 shares of Common Stock issuable upon conversion of 650,000 shares of Series A Preferred directly held by a member of the group. Does not include (a) any shares of Common Stock issuable upon exercise of the Closing Date Option or the Conversion Date Option and (b) shares of Common Stock directly held by JoAnn O'Reilly and the options under which JoAnn O'Reilly may purchase shares of Common Stock, as to each of which Michael O'Reilly disclaims beneficial ownership.

--------------------------------------------------------------------------------

                     ADDITIONAL INFORMATION

--------------------------------------------------------------------------------

FORWARD LOOKING STATEMENTS

     Statements contained in this Information Statement include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance and achievements, whether expressed or implied by such forward-looking statements, not to occur or be realized. Such forward-looking statements generally are based upon the Company's best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "anticipate," "continue" or similar terms, variations of those terms or the negative of those terms. Potential risks and uncertainties include, among other things, such factors as:

     -    the  market  acceptance and amount of sales of the Company's services,
     -    the Company's  success  in increasing  revenues and reducing expenses,
     - the frequency and magnitude of environmental disasters or disruptions resulting in the need for the types of services the Company provides,
     - the extent of the enactment, enforcement and strict interpretations of laws relating to environmental remediation,
     - the competitive environment within the industries in which the Company operates,
     -    the  Company's  ability  to raise  additional  capital,
     -    the Company's ability to attract and retain qualified  personnel,  and
     - the other factors and information disclosed and discussed under the Certain Considerations and in other sections of this Information Statement.

     Investors should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and other materials, which have been filed by the Company with the SEC, are incorporated into and specifically made part of this Information Statement by this reference:

- The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2000.

     All documents filed by the Company with the SEC, after the date of this Information Statement, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall also be deemed to be incorporated by reference in this Information Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.


                                WINDSWEPT ENVIRONMENTAL GROUP, INC.



                                By:  /s/ Michael O'Reilly
                                   ---------------------------------------------
                                   Name:  Michael O'Reilly
                                   Title:  Chief Executive Officer and President

                                   APPENDIX A

                          Donald & Co. Securities Inc.
                                Park Avenue Tower
                               65 East 55th Street
                            New York, New York 10022


                                                           October 26, 1999

Board of Directors
Windswept Environmental Group, Inc.
100 Sweeneydale Avenue
Bay Shore, New York, 11706

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Windswept Environmental Group, Inc. ("Windswept" or the "Company") and its shareholders, of the proposed equity and debt financing (the "Financing") of the Company by Spotless Plastics (USA), Inc. ("Spotless"). We assume for purposes of our opinion that the Financing as ultimately embodied in the final versions of the Financing Documentation (hereinafter defined) will not materially differ from the terms set forth in the October 25, 1999 drafts of such documentation.

     Pursuant to the Financing Documentation, the Financing is to consist of the following equity and debt components:

        Equity: In consideration of an aggregate purchase price of $2.5 million, Spotless is to receive (i) all shares of the Company's common stock which are authorized but not issued and not reserved for issuance pursuant to outstanding options, warrants, rights, securities or commitments, constituting 22,284,683 shares of common stock; and (ii) 9,346 shares of Series B Convertible Preferred Stock, each share of which would have powers, preferences, privileges and voting and economic rights equivalent to that number of shares of common stock into which it is convertible, and each share of which would be convertible at any time at the option of Spotless pursuant to the formula set forth in the Certificate of Designation respecting such preferred stock into a minimum of one thousand shares of common stock. As a result of the equity investment, Spotless will have beneficial ownership of a majority of the issued and outstanding shares of common stock of the Company.

        Debt:   Spotless is loaning to the Company $2 million through a secured, convertible  promissory  note bearing interest at the rate of LIBOR plus
        1%.

     The proceeds of the equity and debt financings are to be utilized by the Company to repay outstanding indebtedness to Business Alliance Capital Corporation, amounts due to taxing authorities for sales tax and payroll tax liabilities, suppliers and other creditors and for working capital purposes.

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, (i) the Letter of Intent dated September 13, 1999 between Windswept and Spotless; (ii) drafts, dated October 25, 1999, consisting of (A) Subscription Agreement (without schedules appended) between Windswept and Spotless, (B) Form of Convertible Note made by Windswept, Trade-Winds Environmental Restoration, Inc., North Atlantic Laboratories, Inc. and New York Testing Laboratories, Inc. for the benefit of Spotless, (C) Security Agreement,
(D) Stock Option Agreement between Windswept and Michael O'Reilly relative to 2,811,595 shares of common stock of Windswept, (E) Stock Option Agreement between Windswept and Michael O'Reilly relative to 2,674,714 shares of common stock of Windswept, (F) Employment Agreement between Windswept and Michael O'Reilly, (G) Letter Agreement between Spotless and Michael O'Reilly respecting sale of the common stock of Windswept and corporate opportunities and (H) Certificate of the Designation, Powers, Preferences and Rights of the Series B Convertible Preferred Stock (all of such documents collectively referred to herein as the "Financing Documents"); (ii) certain publicly available information concerning the Company, including its annual report on Form 10-KSB for the year ended April 30, 1999 and its quarterly report on Form 10-QSB/A for the quarter ended July 31, 1999; (iii) certain financial forecasts concerning the business and organization of the Company; (iv) certain publicly available information with respect to certain other companies that we believe to be comparable in certain respects to the Company and the trading markets for such other companies' securities; and (v) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have discussed the foregoing items and issues, including business operations, financial conditions and prospects of the Company, with certain officers and employees of the Company, as well as other matters we believe relevant to our inquiry. We have conducted such other studies, analysis, inquiries and investigations, and considered such other matters, as we deemed relevant and appropriate.

     In our review and in rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information provided to us or publicly available. We have neither independently verified or assumed responsibility for verifying any of such information. We have assumed that the financial projections we have received have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of management as to future financial performance. We have not made, obtained, or assumed any responsibility for making or obtaining, any independent evaluations or appraisals of any of the assets or liabilities of the Company including, without limitation, assets or liabilities related to the environmental operations of the Company.

     Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Furthermore, our opinion does not address the Company's underlying business decision to effect the Financing, and should not be read as implying any conclusion as to the price or trading range of the stock of the post-Financing entity. Our opinion is based on the assumption that agreements to be entered into will conform in all material respects to the Financing Documentation.

     The opinion expressed herein was prepared for use of the Board of Directors and does not constitute a recommendation to any stockholder as to how such stockholder should vote. This letter and our opinion expressed herein are not to be quoted, summarized or referred to, in whole or in part, without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Financing is fair, from a financial point of view, to the Company and its stockholders.

                                             Very truly yours,

                                             DONALD & CO. SECURITIES INC.



                                        By:     /s/ Stephen A. Blum
                                             ---------------------------------
                                              Stephen A. Blum, President